UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 26, 2014 (June 20, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 is incorporated by reference in this Item 1.01.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 is incorporated by reference in this Item 3.02.

Item 8.01.                                        Other Events.

On June 20, 2014, Magnum Hunter Resources Corporation (the “Company”), through its wholly owned subsidiary, Outback Shale Hunter Pty Ltd, an Australian company, lodged a Bidder’s Statement with the Australian Securities and Investments Commission to commence its previously announced off-market takeover offer (the “Offer”) for Ambassador Oil and Gas Limited, an Australian company listed on the Australian Securities Exchange (“ASX”) (ASX: AQO) (“Ambassador”).  Pursuant to the Offer, the Company is offering one share of Company common stock, par value $0.01 per share, for every 23.6 ordinary (or common) shares of Ambassador.  Based on the closing price of the Company’s common stock on the New York Stock Exchange of $8.21 on June 18, 2014 (and the Australian dollar/U.S. dollar exchange rate on that date), which was the latest practicable date before the date of the Bidder’s Statement, the implied value under the Offer was A$0.373 per Ambassador ordinary share.  If the Company acquires all of the Ambassador ordinary shares under the Offer, and if all of the Ambassador shareholders elect to receive shares of Company common stock, the Company will issue approximately 6.019 million shares of its common stock at an aggregate implied value of approximately $49.7 million based on the closing price of the Company’s common stock on the New York Stock Exchange of $8.25 on June 25, 2014.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 802 thereunder in connection with the offer and issuance of the Company’s common stock pursuant to the Offer, as the Offer satisfies the conditions of Rule 802.

The opening date of the Offer was June 23, 2014 and, unless extended by the Company, the closing date of the Offer is July 23, 2014.  The Offer is unconditional and, therefore, all acceptances of the Offer by Ambassador shareholders must be accepted by the Company. Under the Offer, Ambassador shareholders may elect to receive Company common stock or to participate in a share sale facility (the “Sale Facility”).  Under the Sale Facility, shares of Company common stock otherwise issuable pursuant to the Offer to Ambassador shareholders who elect to participate in the Sale Facility will be aggregated and sold on behalf of such shareholders by an international brokerage firm on a best endeavors basis.  The international brokerage firm will offer and sell the Company common stock only outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The foregoing summary of the Offer does not purport to be complete and is qualified in its entirety by reference to the full text of the Bidder’s Statement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K by reference.

Notice to U.S. Shareholders of Ambassador. The Offer described in this report is for the securities of a non-U.S. company. The Offer is subject to disclosure requirements of a country that are different from those of the United States. Some of the financial statements included in the Bidder’s Statement have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of U.S. companies.  You should be aware that the offeror may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

Item 9.01                                           Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit Number	Description
99.1	Bidder’s Statement, dated June 20, 2014

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K includes “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this current report and other filings made by us with the SEC. Among the factors that could cause results to differ materially are those risks discussed in this and other reports filed by us with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in this and those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and we do not undertake any duty to update any forward-looking statements except as may be required by law.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 26, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Bidder’s Statement, dated June 20, 2014